UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2023
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.
On December 18, 2023, Flex Ltd. (the “Company”) announced that the High Court of Singapore approved the capital reduction to be carried out by the Company pursuant to Section 78G of the Singapore Companies Act (the “Capital Reduction”), in order to effect the distribution in specie of all of the shares of common stock, par value $0.001 per share (“Yuma Common Stock”), of Yuma, Inc. (“Yuma”) to the shareholders of the Company on a pro rata basis based on the number ordinary shares of the Company (each, an “Ordinary Share”) held by each shareholder of the Company (the “Distribution”) as of the record date of the Distribution pursuant to that certain Agreement and Plan of Merger by and among Nextracker Inc. (“Nextracker”), the Company, Yuma and Yuma Acquisition Corp. (“Merger Sub”), dated as of February 7, 2023 (the “Merger Agreement”). The Company has set the record date for the Distribution as December 29, 2023 (the “Distribution Record Date”).
The Company expects to effect the Distribution on January 2, 2024. Immediately following the Distribution, each holder of Ordinary Shares will hold one share of Yuma Common Stock for each Ordinary Share held by such holder as of the Distribution Record Date.
On the same day as and immediately following the Distribution, the Company and Nextracker expect, on the terms and subject to the conditions set forth in the Merger Agreement, to effect the merger of Yuma with and into Merger Sub, with Yuma surviving the merger as a wholly-owned subsidiary of Nextracker (the “Merger”). As a result of the Merger, each share of Yuma Common Stock issued and outstanding as of immediately prior to the closing of the Merger will be automatically converted into the right to receive a number of shares of Class A common stock, par value $0.0001, of Nextracker (“Nextracker Class A Common Stock”) based on an exchange ratio set forth in the Merger Agreement (with cash payments to holders of shares of Yuma Common Stock in lieu of any fractional shares of Nextracker Class A Common Stock in accordance with the terms of the Merger Agreement).
As a result, the Company expects the Merger to close on or around January 2, 2024. The Merger will become effective upon the filing of the certificate of merger with the Delaware Secretary of State or at such later time as may be agreed by the Company and Nextracker in writing and specified in the certificate of merger for the Merger.
A copy of the press release is furnished with this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
99.1	Press release, dated December 18, 2023, issued by Flex Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: December 18, 2023

By:
		Name: Title:	Paul R. Lundstrom Chief Financial Officer

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